UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 6, 2004

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 7. Financial Statements and Exhibits

(a)	Not Applicable
(b)	Not Applicable
(c)	Exhibits.

99.1	Press release of the Company dated July 7, 2004.

The exhibit attached hereto under “Item 7. Financial Statements and Exhibits” shall not be deemed “filed” for purposes of Section 18 of the Securities act of 1934.

ITEM 9. Regulation FD Disclosure

On July 7, 2004, the Company announced that Robert M. Wasserman, Director of Research at Dawson James Securities (DJS), a division of Viewtrade Financial, has published a report stating that DJS is initiating coverage on PainCare Holdings with a ‘BUY’ rating and a 12-18 month price target of $5-$6, based on average price/earnings multiples of surgery center, physical therapy, and physician practice management companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: July 7, 2004	BY:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director

Date: July 7, 2004	BY:	/s/ MARK SZPORKA
Chief Financial Officer, Secretary and Director